UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 31, 2018 (January 24, 2018)

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02              Results of Operations and Financial Condition

On January 31, 2018, Laureate Education, Inc. (the “Company”) made available investor presentation materials that the Company will be presenting on January 31, 2018 in New York City and also providing on the investor relations section of the Company’s website. A copy of the investor presentation materials is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02 and the attached exhibit are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 7.01.             Regulation FD Disclosure.

The disclosure contained in Item 2.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.             Other Events.

On January 24, 2018, a new Higher Education Law (the “New Law”) was passed by the Chilean Congress and, assuming that it passes review by the Constitutional Court, it is expected to be signed into law by the President of Chile as early as the first quarter of 2018. Among other things, the New Law will prohibit for-profit organizations, such as Laureate, from controlling the boards of universities in Chile. The New Law also prohibits conflicts of interests and related party transactions with notable exceptions, including the provision of services that are educational in nature or essential for the university’s purposes. The New Law provides for a transition period between one and two years.  The incoming Chilean presidential administration will have the responsibility to both interpret the legislative mandates and implement new compliance processes.

The Company is currently reviewing the impact the New Law will have on its Chilean operations, including the extent to which it will affect existing contractual relationships that the Company maintains with its Chilean non-profit universities. As a result of the New Law, the Company currently expects that it will be required to deconsolidate its three Chilean non-profit universities, which are accounted for as variable interest entities, and its Chilean real estate subsidiary, although it will retain a 30% equity ownership interest in the real estate subsidiary. The deconsolidation could happen as early as the first quarter of 2018. The Company currently expects that the deconsolidation will result in a one-time write-off of the carrying value of the assets of between approximately $600 million and $850 million and a decrease of between approximately $410 million to $430 million in revenues on an annualized basis. In addition, on an annualized basis, the Company expects a decrease in operating income of approximately $35 million and a decrease in depreciation and amortization of approximately $35 million, as detailed in the table below:

			Operating Income (Loss)
	Operating	Depreciation	Plus
($ millions)	Income (Loss)	& Amortization	Depreciation & Amortization
Chilean non-profit universities	$(5)	$25	$20
Chilean real estate subsidiary*	$40	$10	$50

*  The total impact of $70 million in Operating Income (Loss) Plus Depreciation and Amortization will be partially offset by approximately a $10 million increase in equity in income of affiliates, net of tax.

The Company’s continuing evaluation of the impact of the New Law may result in changes to its expectations due to changes in the Company’s interpretations of the law, assumptions used, and additional guidance that may be issued. There is no assurance that the New Law will not have additional material adverse effects on the business, financial condition or results of operations of the Company.

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Forward-Looking Statements

This Current Report on Form 8-K and the attached Exhibit 99.1 include certain disclosures which contain “forward-looking statements” within the meaning of the U.S. federal securities laws, which involve risks and uncertainties.  You can identify forward-looking statements because they contain words such as “expect” or similar expressions that concern the Company’s strategy, plans or intentions.  Any statement we make relating to developments and expectations relating to our Chilean operations, including the expected impacts of the New Law, is a forward-looking statement.  Forward-looking statements are based on the Company’s current expectations and assumptions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.  Important factors that could cause actual results to differ materially from the Company’s expectations are set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 under the caption “Risk Factors.”

Item 9.01              Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description

99.1	Investor Presentation Materials

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Eilif Serck-Hanssen
Eilif Serck-Hanssen
Chief Executive Officer

Date: January 31, 2018

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